AMENDMENT TO
                             DISTRIBUTION AGREEMENT


         This Amendment dated as of ____________, 1998, is entered into by FORWARD FUNDS, INC. (the "Company") and FIRST DATA DISTRIBUTORS, INC. (the "Distributor").

         WHEREAS,   the  Company  and  the  Distributor   have  entered  into  a
Distribution Agreement dated as of April 1, 1998 (the "Agreement"); and

         WHEREAS, the Company and the Distributor wish to amend the Agreement to add new investment portfolios of the Company to Schedule A of the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         I. Schedule A to the Agreement is hereby deleted in full and replaced with the attached Schedule A.

         II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                           FORWARD FUNDS, INC.



                                           By: __________________________


                                           FIRST DATA DISTRIBUTORS, INC.



                                           By: __________________________

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                                   SCHEDULE A
                          to the Distribution Agreement
                       between the Forward Funds, Inc. and
                          First Data Distributors, Inc.


                                  Name of Funds

                                 The Global Fund
                              The Money Market Fund
                          The International Equity Fund
                                 The Equity Fund
                              The Global Bond Fund
                       The Small Capitalization Stock Fund